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                                                                    Exhibit 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Genzyme Corporation (to register 1,130,123 shares of Genzyme Surgical Products Division Common Stock) of: our reports dated
February 23, 1999 relating to the financial statements and financial statement schedules of Genzyme Corporation, Genzyme Tissue Repair and Genzyme Molecular Oncology which appear in Genzyme Corporation's Annual Report on Form 10-K for the year ended December 31, 1998; our report dated June 9, 1999 relating to the financial statements and financial statement schedule of Genzyme Surgical Products which appears in Genzyme Corporation's Form 8-K as filed on June 11, 1999; our report dated June 28, 1999 relating to the financial statements and financial statement schedule of Genzyme General which appears in Genzyme Corporation's Form 8-K as filed on June 30, 1999; and our report dated June 16, 1999 relating to the financial statements of the Genzyme Retirement Savings Plan which appears in Genzyme Corporation's Form 10-K/A as filed on June 30, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                                             /s/ PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts
August 6, 1999